                                  SUBLEASE AGREEMENT
                                  ------------------


     This SUBLEASE AGREEMENT ("Sublease") is made and entered into as of the 15th day of June, 1995 by and between GENSIA, INC., a Delaware corporation ("Sublandlord") and COLLATERAL THERAPEUTICS, INC., a California corporation ("Subtenant").

     WHEREAS, GENA PROPERTY COMPANY, a California general partnership, as landlord ("Landlord"), and Sublandlord, as tenant, are parties to a certain Lease Agreement dated as of December 21, 1993 ("Master Lease") whereby Landlord leased to Tenant the building (the "Building") located at 9360 Towne Centre Drive, San Diego, CA 92121 ("Master Premises"), as more particularly described in the Master Lease, upon the terms and conditions contained therein. All capitalized terms used herein shall have the same meaning ascribed to them in the Master Lease unless otherwise defined herein. A copy of those portions of the Master Lease which are applicable to this Sublease is attached hereto as Exhibit "A" and made a part hereof. Hereinafter, the term 'Master Lease" shall refer to only those portions of the Master Lease which are intended to be applicable to this Sublease, as attached hereto as Exhibit "A".

     WHEREAS, Sublandlord and Subtenant are desirous of entering into a sublease of that portion of the Master Premises which is cross-hatched in black on the demising plan annexed hereto as Exhibit "B" and made a part hereof ("Sublease Premises") on the terms and conditions hereafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually covenant and agree as follows:

     1. DEMISE. Sublandlord hereby subleases and demises to Subtenant and Subtenant hereby hires and subleases from Sublandlord the Sublease Premises (which the parties stipulate contain an aggregate of 4,431 rentable square feet of office space located on the first floor of the Building), upon and subject to the terms, covenants and conditions hereinafter set forth. The Sublease Premises consist of two (2) separate areas, one comprised of 1,550 rentable square feet ("Area 1"), and the other comprised of 2,881 rentable square feet ("Area 2"). The locations of Area 1 and Area 2 are depicted on the attached Exhibit "B."

     2. LEASE TERM. The term of this Sublease ("Term") shall commence on the earlier of (i) June 15, 1995, or (ii) the date upon which Subtenant, or any person occupying any of the Sublease Premises with Subtenant's permission, commences business operations from the Sublease Premises ("Sublease Commencement Date") and end, unless sooner terminated or extended as provided herein, on December 31, 1996 ("Sublease Expiration Date"). The Term shall commence as to Area 1 on the Sublease Commencement Date, and as to Area 2 on January 1, 1996 (the "Area 2 Sublease Commencement Date"). The term "Sublease Premises," as used in this Sublease, shall refer to Area 1 until the Area 2 Sublease Commencement Date and, thereafter, shall refer to both Area 1 and Area 2.

     3. USE. The Sublease Premises shall be used and occupied by Subtenant solely for office use in compliance with the Master Lease and for no other purpose.

     4.   SUBRENTAL.

          (a) BASE RENTAL. Beginning with the Sublease Commencement Date and thereafter during the Term of this Sublease and ending on the Sublease Expiration Date, Subtenant shall pay to Sublandlord monthly installments of base rent ("Base Rental") as follows:

               (i) From and after the Sublease Commencement Date with respect to Area 1, monthly installments in the amount of $2,294 each; and

               (ii) From and after the Area 2 Sublease Commencement Date, monthly installments in the amount of $6,557.88 each as to the entire Sublease Premises.

     The first monthly installment of Base Rental shall be paid by Subtenant upon the execution of this Sublease. Base Rental and additional rent shall hereinafter be collectively referred to as "Rent."

          (b)  PRORATIONS. If the Sublease Commencement Date is not the first
(1st) day of a month, or if the Sublease Expiration Date is not the last day of a month, a prorated installment of monthly Base Rental based on a thirty
(30) day month shall be paid for the fractional month during which the Term commenced or terminated.

          (c)  ADDITIONAL RENT.

               (i) NORMAL OPERATING EXPENSES. Beginning with the Sublease Commencement Date and continuing to the Sublease Expiration Date, Subtenant shall pay to Sublandlord as additional rent for this subletting the cost of all additional expenses, costs and charges payable to Landlord or to third party providers by Sublandlord resulting from Subtenant's use of the Sublease Premises, which are not Normal Operating Expenses (as defined below) for the Building and the Sublease Premises. The term "Normal Operating Expenses" shall mean the full cost of all operating expenses (including Building maintenance, common area expenses, insurance premiums for casualty insurance maintained by Sublandlord with respect to the Building, but excluding any insurance coverages for Subtenant's personal property), security and janitorial services provided by Sublandlord and real estate taxes, applicable to the Sublease Premises which are allocable to Subtenant's normal and customary use of the Sublease Premises in accordance with this Sublease. Normal Operating Expenses shall include Subtenant's utility charges for electricity usage to the extent not separately metered to Subtenant and shall exclude other excess or non-standard costs, expenses or charges incurred with respect to Subtenant's use or occupancy of the Sublease Premises which are incurred or requested by Subtenant. Subtenant shall not be responsible for payment of any Impositions (as defined in Paragraph 9(a) of the Master Lease) which are part of the Normal Operating Expenses or which are not otherwise made the responsibility of Subtenant pursuant to this Sublease.

               (ii) TELEPHONE SYSTEM USAGE. Subtenant may elect to establish telephonic (voice only) service to the Sublease Premises during the Term of this Sublease by connection to Sublandlord's telephone system for the Building. Subtenant shall provide a written request for such service to Sublandlord specifying the number of telephone extensions requested by Subtenant for the Sublease Premises together with payment in advance of the sum of $600 for each telephonic extension Subtenant requests to service the Sublease Premises as payment for Sublandlord's provision and installation of necessary components, including telephones and the required circuitry, to establish the connection of such extensions to Sublandlord's system. In addition, Subtenant shall pay the amount of $100 monthly in advance to Sublandlord for each telephone extension established to service the Sublease Premises as reimbursement for maintenance and security services furnished by Sublandlord with respect to each such extension. Telephones and other equipment provided by Sublandlord for the Sublease Premises shall be of a standard type used by Sublandlord in the Building. Telephones provided by Sublandlord shall become the property of Subtenant upon payment of amounts required hereunder to Sublandlord. All other components shall remain the property of Sublandlord and shall be surrendered by Subtenant upon the expiration or earlier termination of this Sublease. Subtenant shall have no right to replace or upgrade such equipment except to the extent Sublandlord agrees to any such replacement or upgrade on such terms and conditions as are acceptable to Sublandlord and Subtenant pays all costs of Sublandlord incurred in connection with any such replacement or upgrade. Upon sixty (60) days prior notice to Subtenant, Sublandlord may elect to discontinue all or any portion of the telephone services provided hereunder. Subtenant shall be responsible for paying to the carrier supplying same, all fees, charges and costs incurred by Subtenant for transmissions made to or from the Sublease Premises. All amounts to be paid by Subtenant to Sublandlord under this Section 4(c)(ii) shall constitute additional rent under this Sublease. Subtenant shall make its own arrangements in accordance with this Sublease, at its sole cost and expense, for any telecopier or data transmission service it requires with respect to the Sublease Premises. Subtenant shall at all times comply with Sublandlord's security and other requirements and procedures applicable to Subtenant's use of Sublandlord's telephone system.

          (d) PAYMENT OF RENT. Except as otherwise specifically provided in this Sublease, Rent shall be payable in lawful money without demand, and without offset, counterclaim, or setoff in monthly installments, in advance, on the first day of each and every month during the Term of this Sublease. All of said Rent is to be paid to Sublandlord at its office at the address set forth in Section 13 herein, or at such other place or to such agent and at such place as Sublandlord may designate by notice to Subtenant. Any additional rent payable on account of items which are not payable monthly by Sublandlord to Landlord under the Master Lease is to be paid to Sublandlord as and when such items are payable by Sublandlord to third parties or to Landlord under the Master Lease unless a different time for payment is elsewhere stated herein. Upon written request therefor, Sublandlord agrees to provide Subtenant with copies of any statements or invoices received by Sublandlord from Landlord pursuant to the terms of the Master Lease.

          (e) LATE CHARGE. Subtenant shall pay to Sublandlord an administrative charge at an annual interest rate equal to the Prime Rate plus three percent (3%) ("Interest Rate") on all amounts of Rent payable hereunder which are not paid within three (3) business days of the date on which such payment is due, such charge to accrue from the date upon which such amount was due until paid.

     5. SECURITY DEPOSIT. Concurrently with the execution of this Sublease, Subtenant shall deposit with Sublandlord the sum of Two Thousand Two Hundred Ninety-Four Dollars ($2,294) ("Deposit"), which shall be held by Sublandlord as security for the full and faithful performance by Subtenant of its covenants and obligations under this Sublease. Effective on the Area 2 Sublease Commencement Date, Subtenant shall deposit with Sublandlord an amount sufficient to increase the Deposit to the sum of Six Thousand Five

Hundred Fifty-Seven and Eighty-Eight One Hundredths Dollars ($6,557.88). The Deposit is not an advance Rent deposit, an advance payment of any other kind, or a measure of Sublandlord's damage in case of Subtenant's default. If Subtenant defaults in the full and timely performance of any or all of Subtenant's covenants and obligations set forth in this Sublease, then Sublandlord may, from time to time, without waiving any other remedy available to Sublandlord, use the Deposit, or any portion of it, to the extent necessary to cure or remedy the default or to compensate Sublandlord for all or a part of the damages sustained by Sublandlord resulting from Subtenant's default. Subtenant shall immediately pay to Sublandlord within five (5) days following demand, the amount so applied in order to restore the Deposit to its original amount, and Subtenant's failure to immediately do so shall constitute a default under this Sublease. If Subtenant is not in default with respect to the covenants and obligations set forth in this Sublease at the expiration or earlier termination of the Sublease, Sublandlord shall return the Deposit to Subtenant after the expiration or earlier termination of this Sublease. Sublandlord's obligations with respect to the Deposit are those of a debtor and not a trustee. Sublandlord shall not be required to maintain the Deposit separate and apart from Sublandlord's general or other funds and Sublandlord may commingle the Deposit with any of Sublandlord's general or other funds. Subtenant shall not at any time be entitled to interest on the Deposit.

     6. SIGNAGE. Subtenant shall have no right to maintain Subtenant identification signs in any location in, on, or about the Premises other than a listing in the lobby directory for the Building and an identification sign located at the entry to the Sublease Premises, the size, appearance and location of such signs to be subject to Sublandlord's prior approval. The cost of such signs, including the installation, maintenance and removal thereof, shall be at Subtenant's sole cost and expense. If Subtenant fails to maintain its Sublease Premises sign, or if Subtenant fails to remove same upon the expiration or earlier termination of this Sublease and repair any damage caused by such removal, Sublandlord may do so at Subtenant's expense and Subtenant shall reimburse Sublandlord for all actual costs incurred by Sublandlord to effect such removal.

     7. PARKING. At no additional rent or charge, Subtenant shall have the right, during the Term of this Sublease, to use on a non-reserved basis up to four (4) parking spaces in the parking facilities of the Building from and after the Sublease Commencement Date. Said number of parking spaces shall increase to seventeen (17) parking spaces from and after the Area 2 Sublease Commencement Date. All such parking privileges shall be subject to the terms and conditions set forth in the Master Lease.

     8.   INCORPORATION OF TERMS OF MASTER LEASE.

          (a) This Sublease is subject and subordinate to the Master Lease. Subject to the modifications set forth in this Sublease, the terms of the Master Lease are incorporated herein by reference, and shall, as between Sublandlord and Subtenant (as if they were "Landlord" and "Tenant," respectively, under the Master Lease) constitute the terms of this Sublease except to the extent that they are inapplicable to, inconsistent with, or modified by, the terms of this Sublease. Notwithstanding the foregoing, to the extent provisions of the Master Lease are unique and personal to Sublandlord's interest in the Building pursuant to the Master Lease or are indicated on the attached Exhibit "A" as intentionally omitted from the Master Lease, Subtenant shall not be required to comply with such provisions. Provisions which are personal and unique to Sublandlord under the Master Lease include, but are not limited to, Paragraphs 17, 18 and 19 of the Master Lease. In the event of any inconsistencies between the terms and provisions of the Master Lease and the terms and provisions of this Sublease, the terms and provisions of this Sublease shall govern. Subtenant acknowledges that it has reviewed the Master Lease and is familiar with the terms and conditions thereof.

          (b) For the purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications:

               (i) In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Landlord.

               (ii) In all provisions of the Master Lease requiring Tenant to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, including, without limitation, the provisions of Sections 10(c) and 10(f) thereof, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Landlord and Sublandlord. In any such instance, Sublandlord shall determine if such evidence, certificate or other matter or thing shall be satisfactory.

               (iii) In the event of any taking by eminent domain or casualty to the Sublease Premises such that

Subtenant is deprived of the use and occupancy of greater than fifty percent (50%) of the Sublease Premises for a period in excess of ninety (90) days, Subtenant and Sublandlord shall each have the right to terminate this Sublease upon not less than thirty (30) days written notice to the other. In the event of any such taking by eminent domain or casualty such that Subtenant is deprived of fifty percent (50%) or less of the use and occupancy of the Sublease Premises, or in the event Subtenant elects to continue occupancy of the remaining portion of the Sublease Premises after the occurrence of a taking or casualty giving Subtenant a right to terminate this Sublease, the Rent shall be proportionally reduced for the portion of the Term during which Subtenant is prevented from using and occupying the damaged or taken portion of the Sublease Premises. Sublandlord shall have no obligation to restore or rebuild any portion of the Sublease Premises after any destruction or taking by eminent domain, and Subtenant shall have no rights to any portion of the award in any eminent domain proceeding affecting the Sublease Premises.

          (c) During the Term, Subtenant shall not be required to maintain casualty insurance policies and coverages with respect to the Sublease Premises and Subtenant shall be named as an additional insured under such policies maintained by Sublandlord (to the extent of Subtenant's interest in the Sublease Premises), evidence of such coverage to be in the form of a certificate of insurance provided by Sublandlord to Subtenant; PROVIDED, HOWEVER, such policies and coverages maintained by Sublandlord with respect to the Building and the Sublease Premises shall not include coverage for Subtenant's personal property and Subtenant, at its sole cost and expense, shall maintain such policies and coverages with respect to its personal property as it may elect. During the Term, Subtenant shall maintain a policy of comprehensive general liability insurance with respect to its occupancy of, and activities on, the Sublease Premises and related common areas, which coverage shall be subject to any required waivers of subrogation as are described under Paragraph 16 of the Master Lease and shall have a minimum policy limit of $4,000,000 and shall otherwise meet the requirements of the Master Lease for such insurance coverage. All such policies shall name Sublandlord, Landlord and any other party required to be so named under the Master Lease as additional insureds thereunder and shall be with carriers reasonably acceptable to Sublandlord and, in all events, in accordance with the requirements of the Master Lease except as otherwise provided hereinabove. In the event Subtenant elects to carry its own policies of casualty insurance with respect to the Sublease Premises, all such policies shall name Sublandlord as an additional insured thereunder.

     9. SUBTENANT'S OBLIGATIONS. Subtenant covenants and agrees that all obligations of Sublandlord under the Master Lease shall be done or performed by Subtenant with respect to the Sublease Premises, except as otherwise provided by this Sublease, and Subtenant's obligations shall run to Sublandlord and Landlord as Sublandlord may determine to be appropriate or be required by the respective interests of Sublandlord and Landlord. Subtenant agrees to indemnify Sublandlord, and hold it harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys' fees) incurred as a result of the non-performance, non-observance or non-payment of any of Sublandlord's obligations under the Master Lease which, as a result of this Sublease, became an obligation of Subtenant. If Subtenant makes any payment to Sublandlord pursuant to this indemnity, Subtenant shall be subrogated to the rights of Sublandlord concerning said payment. Subtenant shall not do, nor permit to be done, any act or thing which is, or with notice or the passage of time would be, a default under this Sublease or the Master Lease.

     10. SUBLANDLORD'S OBLIGATIONS. Sublandlord covenants and agrees that all obligations of Sublandlord under the Master Lease, other than those which are to be done or performed by Subtenant, with respect to the Sublease Premises shall be done or performed by Sublandlord. Sublandlord agrees that Subtenant shall be entitled to receive all services and repairs to be provided by Landlord to Sublandlord under the Master Lease. Subtenant shall look solely to Landlord for all such services and shall not, under any circumstances, seek nor require Sublandlord to perform any of such services, nor shall Subtenant make any claim upon Sublandlord for any damages which may arise by reason of Landlord's default under the Master Lease. Any condition resulting from a default by Landlord shall not constitute as between Sublandlord and Subtenant an eviction, actual or constructive, of Subtenant and no such default shall excuse Subtenant from the performance or observance of any of its obligations to be performed or observed under this Sublease, or entitle Subtenant to receive any reduction in or abatement of the Rent provided for in this Sublease unless, and to the extent, Sublandlord is excused from performance, or entitled to a reduction or abatement of its rental obligations to Landlord under the Master Lease also. In furtherance of the foregoing, Subtenant does hereby waive any cause of action and any right to bring any action against Sublandlord by reason of any act or omission of Landlord under the Master Lease. Sublandlord covenants and agrees with Subtenant that Sublandlord will pay all fixed rent and additional rent payable by Sublandlord pursuant to the Master Lease to the extent that failure to perform the same would adversely affect Subtenant's use or occupancy of the Sublease Premises.

     11. DEFAULT BY SUBTENANT. In the event Subtenant shall be in default of any covenant of, or shall fail to honor any obligation under, this Sublease, Sublandlord shall have available to it against Subtenant all of the remedies available (a) to Landlord under the Master Lease in the event of a similar default on the part of Sublandlord thereunder or (b) at law.

     12. QUIET ENJOYMENT. So long as Subtenant pays all of the Rent due hereunder and performs all of Subtenant's other obligations hereunder, Sublandlord shall do nothing to affect Subtenant's right to peaceably and quietly have, hold and enjoy the Sublease Premises.

     13. NOTICES. Anything contained in any provision of this Sublease to the contrary notwithstanding, Subtenant agrees, with respect to the Sublease Premises, to comply with and remedy any default in this Sublease or the Master Lease which is Subtenant's obligation to cure, within the period allowed to Sublandlord under the Master Lease, even if such time period is shorter than the period otherwise allowed therein due to the fact that notice of default from Sublandlord to Subtenant is given after the corresponding notice of default from Landlord to Sublandlord. Sublandlord agrees to forward to Subtenant, promptly upon receipt thereof by Sublandlord, a copy of each notice of default received by Sublandlord in its capacity as Tenant under the Master Lease. Subtenant agrees to forward to Sublandlord, promptly upon receipt thereof, copies of any notices received by Subtenant from Landlord or from any governmental authorities. All notices, demands and requests shall be in writing and shall be sent either by hand delivery or by a nationally recognized overnight courier service (e.g., Federal Express), in either case return receipt requested, to the address of the appropriate party. Notices, demands and requests so sent shall be deemed given when the same are received. Notices to Sublandlord shall be sent to the attention of:

Gensia, Inc.
9360 Towne Centre Drive
San Diego, CA 92121
Attn: Mr. Fred Carmody

with a copy to:
Pillsbury Madison & Sutro
101 W. Broadway, Suite 1800
San Diego, California 92101
Attn: Eric A. Kremer, Esq.

Notices to subtenant shall be sent to the attention of:

Collateral Therapeutics, Inc.
9360 Towne Centre Drive, Suite 130B
San Diego, CA 92121
Attn: Christopher J. Reinhard

     14. BROKER. Sublandlord and Subtenant represent and warrant to each other that no brokers were involved in connection with the negotiation or consummation of this Sublease. Each party agrees to indemnify the other, and hold it harmless, from and against any and all claims, damages, losses, expenses and liabilities (including reasonable attorneys' fees) incurred by said party as a result of a breach of this representation and warranty by the other party.

     15. CONDITION OF PREMISES. Subtenant acknowledges that it is subleasing the Sublease Premises "as-is" in an unfurnished condition and that Sublandlord is not making any representation or warranty concerning the condition of the Sublease Premises and that Sublandlord is not obligated to perform any work to prepare the Sublease Premises for Subtenant's occupancy. Subtenant acknowledges that it is not authorized to make or do any alterations or improvements in or to the Sublease Premises without Sublandlord's prior written consent, which consent may impose additional requirements applicable to the construction and completion of such alterations or improvements in addition to requiring Subtenant's compliance with requirements of the Master Lease. Subtenant further acknowledges that it must deliver the Sublease Premises to Sublandlord on the Sublease Expiration Date in the condition substantially the same as that on the Sublease Commencement Date.

     16. CONSENT OF LANDLORD. Section 21(b) of the Master Lease requires Sublandlord to provide thirty (30) days' written notice of this Sublease to Landlord. Although Sublandlord does not believe that this Sublease requires the consent of Landlord pursuant to applicable provisions of the Master Lease, in the event Landlord determines that such consent is required, Sublandlord shall solicit Landlord's consent to this Sublease promptly following the execution and delivery of this Sublease by Sublandlord and Subtenant.

     17. TERMINATION OF THE LEASE. If for any reason the term of the Master Lease shall terminate prior to the Sublease Expiration Date, this Sublease shall automatically be terminated and Sublandlord shall not be liable to Subtenant by reason thereof unless said termination shall have been caused by the default of Sublandlord under the Master Lease, and said

Sublandlord default was not as a result of a Subtenant default hereunder.

     18.  ASSIGNMENT AND SUBLETTING.

          (a) Independent of and in addition to any provisions of the Master Lease, including without limitation the obligation to obtain Landlord's consent to any assignment, it is understood and agreed that Subtenant shall have no right to sublet the Sublease Premises or any portion thereof or any right or privilege appurtenant thereto; PROVIDED, HOWEVER, that Subtenant shall have the right to assign this Sublease or any interest therein, and to suffer or permit any other person (other than agents, servants or associates of the Subtenant) to occupy or use the Sublease Premises, only upon the prior written consent of Sublandlord and Landlord, which consent shall not be unreasonably withheld. Any assignment by Subtenant without Sublandlord's prior written consent shall be void and shall, at the option of Sublandlord, terminate this Sublease.

          (b) Subtenant shall advise Sublandlord by notice of (i) Subtenant's intent to assign this Sublease, (ii) the name of the proposed assignee and evidence reasonably satisfactory to Sublandlord that such proposed assignee is comparable in reputation, stature and financial condition to tenants then leasing comparable space in comparable buildings, and (iii) the terms of the proposed assignment. Sublandlord shall, within thirty (30) days of receipt of such notice, and any additional information requested by Landlord concerning the proposed assignee's financial responsibility, elect one of the following:

               (i)  Consent to such proposed assignment;

               (ii) Refuse such consent, which refusal shall be on reasonable grounds; or

               (iii)     Elect to terminate the Sublease.

          (c) In the event that Sublandlord shall consent to an assignment under the provisions of this Section 18, Subtenant shall pay Sublandlord's reasonable processing costs and reasonable attorneys' fees incurred in giving such consent. Notwithstanding any permitted assignment, Subtenant shall at all times remain directly, primarily and fully responsible and liable for all payments owed by Subtenant under the Sublease and for compliance with all obligations under the terms, provisions and covenants of the Sublease. If for any proposed assignment, Subtenant receives Rent or other consideration, either initially or over the term of the assignment, in excess of the Rent required by this Sublease, after a deduction for the following: (a) any brokerage commission paid by Subtenant in connection therewith and (b) any reasonable attorneys fees in connection with preparing and negotiating an assignment document ("Profit"), Subtenant shall pay to Sublandlord as additional Rent, fifty percent (50%) of such Profit or other consideration received by Subtenant within five (5) days of its receipt by Subtenant or, in the event the assignee makes payment directly to Sublandlord, Sublandlord shall refund fifty percent (50%) of the Profit to Subtenant after deducting (a) and (b) above.

          (d) Occupancy of all or part of the Sublease Premises by parent, subsidiary, or affiliated companies or a joint venture partnership of Subtenant shall not be deemed an assignment or subletting provided that such parent, subsidiary or affiliated companies or a joint venture partnership were not formed as a subterfuge to avoid the obligation of this Section 18. If Subtenant is a corporation, unincorporated association, trust or general or limited partnership, then the sale, assignment, transfer or hypothecation of any shares, partnership interest, or other ownership interest of such entity or the dissolution, merger, consolidation, or other reorganization of such entity, or the sale, assignment, transfer or hypothecation of the assets of such entity, shall not be deemed an assignment or sublease subject to the provisions of this Section 18.

     19. LIMITATION OF ESTATE. Subtenant's estate shall in all respects be limited to, and be construed in a fashion consistent with, the estate granted to Sublandlord by Landlord. Subtenant shall stand in the place of Sublandlord and shall defend, indemnify and hold Sublandlord harmless with respect to all covenants, warranties, obligations, and payments made by Sublandlord under or required of Sublandlord by the Master Lease with respect to the Subleased Premises. In the event Sublandlord is prevented from performing any of its obligations under this Sublease by a breach by Landlord of a term of the Master Lease, then Sublandlord's sole obligation in regard to its obligation under this Sublease shall be to use reasonable efforts in diligently pursuing the correction or cure by Landlord of Landlord's breach.

     20. ENTIRE AGREEMENT. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Sublease and this Sublease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Sublandlord to Subtenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Sublease. This Sublease, and the exhibits and schedules attached hereto, contain all of the terms, covenants, conditions, warranties and agreements of the panties relating in any manner to the rental, use and occupancy of the Sublease Premises and shall be considered to be the only agreements between the parties hereto and their representatives and agents. None of the terms, covenants, conditions or provisions of this Sublease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Sublease.

     IN WITNESS WHEREOF, the parties have entered into this Sublease as of the date first written above.

                                        SUBLANDLORD:

                                        GENSIA, INC.,
                                        a Delaware corporation

                                        By: /s/ Illegible
                                           ----------------------------------
                                        Its: VP Finance
                                            ---------------------------------

                                        SUBTENANT:

                                        COLLATERAL THERAPEUTICS, INC.,
                                        a California corporation

                                        By: /s/ Christopher Reinhard
                                           ----------------------------------
                                        Its: Vice President CFO
                                            ---------------------------------

                                     EXHIBIT "A"

                                 COPY OF MASTER LEASE

                                       Attached

                                  LEASE AGREEMENT
                                   by and between

                               GENA PROPERTY COMPANY,
                              a California partnership

                                    as LANDLORD

                                        and

                                   GENSIA, INC.,
                              a Delaware corporation,

                                     as TENANT


                          Premises:  San Diego, California





                          Dated as of:  December 21, 1993

     LEASE AGREEMENT, made as of this 21st day of December, 1993, between GENA PROPERTY COMPANY, a California partnership, ("LANDLORD") the partners of which are GENA (CA) QRS 11-25, INC., a California corporation ("GENA:11") and GENA
(CA) QRS 12-1, INC., a California corporation ("GENA:12") with an address c/o W.
P. Carey & Co., Inc., 620 Fifth Avenue, New York, New York 10020, and GENSIA, INC. ("TENANT"), a Delaware corporation with an address at 9360 Towne Centre Drive, San Diego, California 92121.

     In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant hereby covenant and agree as follows:

     1. DEMISE OF PREMISES. Landlord hereby demises and lets to Tenant, and Tenant hereby takes and leases from Landlord, for the term and upon the provisions hereinafter specified, the following described property (collectively, the "LEASED PREMISES"): (a) the real property described in EXHIBIT "A-1" hereto, together with the Appurtenances (collectively, the "LAND"); (b) the buildings, structures, driveways, walkways and other improvements now or hereafter constructed on the Land (collectively, the "STRUCTURES"); and (c) the Building Systems Equipment (as defined in Paragraph
2).

     2.   CERTAIN DEFINITIONS.

          "Additional Rent" shall mean Additional Rent as defined in Paragraph
7.

          "Adjoining Property" shall mean all appurtenant sidewalks, driveways, curbs, gores and vault spaces which are located on land adjoining the Land and which Tenant is entitled to use and responsible to repair.

          "Affiliate" with respect to Tenant shall mean any other Person controlling, controlled by or under common control with Tenant and "control" shall mean the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Alterations" shall mean all changes, additions, improvements or repairs to, all alterations, reconstructions, renewals, replacements or removals of and all substitutions or replacements for any of the Improvements, both interior and exterior, structural and non-structural, and ordinary and extraordinary.

          "Appurtenances" shall mean all tenements, hereditaments, easements, rights-of-way, rights, privileges in and to the Land, including (a) easements over other lands granted by any Easement Agreement and (b) rights to use any streets, ways, alleys, vaults, gores or strips of land adjoining the Land.

          "Contractors" shall mean those contractors who are parties to the Construction Contracts.

          "Costs" of a Person or associated with a specified transaction shall mean all reasonable costs and expenses incurred by such Person or associated with such transaction, including without limitation, attorneys' fees and expenses, court costs, brokerage fees, escrow fees, title insurance premiums, mortgage commitment fees, mortgage points, recording fees and transfer taxes, as the circumstances require.

          "Covenant Breach" shell mean Covenant Breach as defined in Paragraph 29(e).

          "Covenant Event of Default" shall mean a Covenant Breach for which a Letter of Credit is not issued in accordance with the provisions of Paragraph 29(e).

          "CPI" shall mean the CPI as defined in EXHIBIT "D".

          "Debt Rent" shall mean Debt Rent as defined in Paragraph 37(a)(ii).

          "Default Rate" shall mean the Default Rate as defined in Paragraph 7(a)(iv).

          "Direct Costs" shall mean Direct Costs as defined in Section 1.01 of the Construction Management Agreement.

          "Early Termination Amount" shall mean [INTENTIONALLY OMITTED].

          "Early Termination Date" shall mean Early Termination Date as defined in Paragraph 18.

          "Early Termination Event" shall mean an Early Termination Event as defined in Paragraph 18.

          "Early Termination Notice" shall mean Early Termination Notice as defined In Paragraph 18.

          "Easement Agreements" shall mean any recorded conditions, covenants, restrictions, easements, declarations, licenses and other agreements affecting the Leased Premises. The initial Easement Agreements are listed on the Schedule of Permitted Encumbrances attached hereto as EXHIBIT "C". Tenant shall not negotiate or execute any Easement Agreement without Landlord's prior written consent, which shall not be unreasonably withheld or delayed. If Tenant or Landlord subsequently negotiates and the other party approves Easement Agreements in addition to those listed on EXHIBIT "C", such additional Easement Agreements shall be deemed to be Included as

Landlord, Tenant or Lender, any Federal, state or local government or any other Person for the costs of any removal or remedial action or natural resources damage or for bodily injury or property damage, (b) any deposit, storage, dumping, placement or use of any Hazardous Substance at, upon, under or within the Leased Premises or which extends to any Adjoining Property in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which could result in any liability to any Federal, state or local government or to any other Person for the costs of any removal or remedial action or natural resources damage or for bodily injury or property damage, (c) the abandonment or discarding of any barrels, containers or other receptacles containing any Hazardous Substances in violation of any Environmental Laws, (d) any activity, occurrence or condition which could result in any liability, cost or expense to Landlord or Lender or any other owner or occupier of the Leased Premises, or which could result in a creation of a lien on the Leased Premises, under any Environmental Law, or (e) any violation of or noncompliance with any Environmental Law.

          "Equipment" shall mean Building Systems Equipment and Tenant's Equipment.

          "Equity Rent" shall mean Equity Rent as defined in Paragraph 37(b).

          "Event of Default" shall mean an Event of Default as defined in Paragraph 22(a).

          "Existing Leases" is defined in Paragraph 21.

          "Fair Market Rent" shall mean Fair Market Rent as determined in accordance with Section 3 of EXHIBIT "D".

          "Federal Funds" shall mean federal or other immediately available funds which at the time of payment are legal tender for the payment of public and private debts in the United States of America.

          "Final Release Conditions" shall mean Final Release Conditions as defined in Paragraph 29.

          "Financial Covenants" shall mean the financial covenants of Tenant described on EXHIBIT "E".

          "Funded Indebtedness" shall mean Funded Indebtedness as defined in EXHIBIT "E".

          "Funding Deadline" shall mean [INTENTIONALLY OMITTED].

          "Indirect Costs" shall mean Indirect Costs as defined in Section 1.01 of the Construction Management Agreement.

          "Initial Lender" shall mean The Northwestern Mutual Life Insurance Company and its successors and assigns with respect to the Initial Loan.

          "Initial Loan" shall mean the [INTENTIONALLY OMITTED]loan from Initial Lender to Landlord.

          "Initial Term" shall mean the Initial Term as defined in Paragraph 5.

          "Initial Term Commencement Date" shall mean Initial Term Commencement Date as defines in Paragraph 5(a).

          "Initial Term Expiration Date" shall mean Initial Term Commencement Date as defined in Paragraph 5(a).

          "Insurance Requirements" shall mean the requirements of all insurance policies required to be maintained in accordance with this Lease.

          "Land" shall mean the Land as defined in Paragraph 1 and described in EXHIBIT "A-1".

          "Landlord's Cash Contribution" shall mean [INTENTIONALLY OMITTED].

          "Landlord's Maximum Contribution" shall mean [INTENTIONALLY OMITTED].

          "Landlord's Share of Project Costs" shall mean [INTENTIONALLY
OMITTED].

          "Law" shall mean any constitution, statute, rule of law, code, ordinance, order, judgment, decree, injunction, rule, regulation, policy, requirement or administrative or judicial determination, even if unforeseen or extraordinary, of every duly constituted governmental authority, court or agency, now or hereafter enacted or in effect.

          "Lease" shall mean this Lease Agreement.

          "Leased Premises" shall mean the Leased Premises as defined in Paragraph 1.

          "Legal Requirements" shall mean all present and future Laws (including but not limited to Environmental Laws and Laws relating to accessibility to, usability by, and discrimination against, disabled individuals) and all covenants, restrictions and conditions now or hereafter of record which may be applicable to Tenant or to any of the Leased Premises, or to

          "Note" shall mean any promissory note evidencing Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified.

          "Notice Receipt Date" shall mean Notice Receipt Date as defined in Paragraph 18(b).

          "Occupancy Date" shall mean the date on which each of the following events has occurred: (i) the Tenant Improvements have been completed substantially in accordance with the Plans, as certified to Landlord by the Architect (as defined in the Construction Management Agreement), and (ii) all permanent permits and licenses required for the occupancy of the Leased Premises have been obtained.

          "Partial Casualty" shall mean any Casualty which does not constitute an Early Termination Event.

          "Partial Condemnation" shall mean any Condemnation which does not constitute an Early Termination Event.

          "Partial Release Conditions" shall mean Partial Release Conditions as defines in Paragraph 29(b).

          "Permitted Encroachments" shall mean the encroachments listed on that certain ALTA/ACSM Land Title Survey of the Land dated December 2, 1992 and revised November 21, 1993 which was prepared by Bock & Clark's National Surveyors Network.

          "Permitted Encumbrances" shall mean the existing state of title to the Leased Premises including those covenants, restrictions, reservations, liens, conditions and easements and other encumbrances, other than any Mortgage or Assignment by Landlord, listed on EXHIBIT "C" hereto. It is agreed that such listing shall not be deemed to revive any such encumbrances that have expired or terminated or are otherwise invalid or unenforceable.

          "Person" shall mean an individual, partnership, association, corporation or other entity.

          "Plans" shall mean the plane and specifications prepared and to be prepared by McGraw Baldwin Architects or another architect selected by Tenant for the installation and construction of the Tenant Improvements. A list of the existing Plans is attached to the Construction Management Agreement. Any amendments, modifications or additions to the Plans shall be approved as provided in the Construction Management Agreement.

          "Prepayment Premium" shall mean any payment (other than a payment of principal and/or interest which Landlord is required to make under a Note or a Mortgage) by reason of any prepayment by Landlord of any principal due under

          "Rent Determination Date" shall mean the date when the Fair Market Rent is determined in accordance with Section 3 of EXHIBIT "D".

          "Requisition" shall mean any temporary requisition or confiscation of the use or occupancy of any of the Leased Premises by any governmental authority, civil or military, whether pursuant to an agreement with such governmental authority in settlement of or under threat of any such requisition or confiscation, or otherwise.

          "Retention Date" Shall mean the later of the date on which the amount of the Remaining Sum is finally determined or the date on which Landlord's right to the Remaining Sum is finally determined.

          "Site Assessment" shall mean a Site Assessment as defined in Paragraph 10(c).

          "State" shall mean the State of California.

          "Structures" shall mean the Structures as defined in Paragraph 1.

          "Surviving Obligations" shall mean any obligations of Tenant under this Lease, actual or contingent, which arise on or prior to the expiration or prior termination of this Lease or which survive such expiration or termination by their own terms.

          "Taking" shall mean (a) any taking or damaging of all or a portion of any of the Leased Premises (i) in or by condemnation or other eminent domain proceedings pursuant to any Law, general or special, or (ii) by reason of any agreement with any condemner in settlement of or under threat of any such condemnation or other eminent domain proceeding, or (b) any inverse or other de facto condemnation. The Taking shall be considered to have taken place as of the later of the date actual physical possession is taken by the condemner, or the date on which the right to compensation and damages accrues under the Law applicable to the Leased premises.

          "Tenant Improvements" shall mean all interior improvements and equipment to be purchased, paid for, constructed and/or installed in the Structures, all in accordance with the Plans and the terms of the Construction Management Agreement. The Tenant Improvements, including the Building Systems Equipment, shall not include Tenant's Equipment.

          "Tenant's Equipment" shall mean all furniture, fixtures and equipment which are owned and paid for by Tenant at any time before or during the Term and transferred to and installed in the Structures and any replacements thereof, except

COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR ARISING OTHERWISE.

          (c) Tenant represents to Landlord that Tenant has examined the title to the Leased Premises prior to the execution and delivery of this Lease and has found the same to be satisfactory for the purposes contemplated hereby. Tenant acknowledges that (i) fee simple title (both legal and equitable) is in Landlord and that Tenant has only the leasehold right of possession and use of the Leased Premises as provided herein, (ii) the Structures conform to all material Legal Requirements and all Insurance Requirements, (iii) all easements necessary or appropriate for the use or operation of the Leased Premises have been obtained,
(iv) except as shown on the schedule of even date delivered to Landlord, all contractors and subcontractors who have performed work on or supplied materials to the Leased Premises have been fully paid, and all materials and supplies have been fully paid for, (v) the Structures (except for the Tenant Improvements) have been fully completed in all material respects in a workmanlike manner of first class quality, (vi) all Equipment (except for the Tenant Improvements) necessary or appropriate for the use or operation of the Leased Premises has been installed and is presently fully operative In all material respects, and
(vii) upon completion of the Tenant Improvements the Tenant Improvements will be fully completed, installed and operative in all respects and of a first class quality.

          (d) Landlord hereby assigns to Tenant, without recourse or warranty whatsoever, all warranties, guaranties, indemnities and similar rights which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of any of the Leased Premises. Such assignment shall remain in effect until an Event of Default occurs or until the expiration or earlier termination of this Lease, whereupon such assignment shall cease and all of said warranties, guaranties, indemnities and other rights shall automatically revert to Landlord.

          (e) Pursuant to the Construction Management Agreement, Tenant will cause the Tenant Improvements to be constructed and installed with funds more particularly described in the Construction Management Agreement. The Tenant Improvements will be owned by Landlord and are included within the Leased Premises. Tenant acknowledges that the Tenant Improvements have not yet been completed and that, pursuant to the Construction Management Agreement, Tenant has the responsibility for causing the Tenant Improvements to be completed in accordance with the terms of the Construction Management Agreement. Landlord will not make any representations or warranties with respect to the Tenant Improvements. Tenant further acknowledges that, upon occurrence minimize disclosure by Tenant of confidential or proprietary products being developed or manufactured by Tenant.

     5.   TERM.

          (a) Subject to all of the provisions of this Lease, Tenant shall have and hold the Leased Premises for a primary term ("PRIMARY TERM") commencing on the date hereof and ending on the last day of the calendar month in which the Funding Deadline occurs (the "PRIMARY TERM EXPIRATION DATE") and for an initial term (the "INITIAL TERM") commencing on the first day of the first month following the Primary Term Expiration Date (the "INITIAL TERM COMMENCEMENT DATE") and ending on the last day (the "INITIAL TERM EXPIRATION DATE") of the one hundred eightieth (180th) calendar month next following the date on which the Initial Term commences. If all Rent and all other sums due hereunder shall not have been fully paid by the end of the Term, Landlord may, at its option, extend the Term on a month-to-month basis until all said sums have been fully paid.

          (b) Provided that if, on or prior to the Initial Term Expiration Date or any other Renewal Date (as hereinafter defined) this Lease shall not have been terminated pursuant to any provision hereof, then on the Initial Term Expiration Date and on the tenth (10th), twentieth (20th) and thirtieth (30th) anniversaries of the Initial Term Expiration Date (the Initial Term Expiration Date and each such anniversary being a "RENEWAL DATE"), the Term shall be deemed to have been automatically extended for an additional period of ten (10) years (each such ten (10) year period, a "RENEWAL TERM"), unless Tenant shall notify Landlord in writing at least one (1) year prior to the next Renewal Date that Tenant is terminating this Lease as of the next Renewal Date. If Tenant so notifies Landlord of Tenant's election to terminate this Lease, Tenant shall deliver to Landlord such additional documents in recordable form as are necessary to delete from the public records any reference to the leasehold estate and other rights of Tenant hereunder. Any such extension of the Term shall be subject to all of the provisions of this Lease, as the same may be amended, supplemented or modified.

          (c) If Tenant exercises its option not to extend or further extend the Term, or if an Event of Default occurs, then Landlord shall have the right during the remainder of the Term then in effect and, in any event, Landlord shall have the right during the last year of the Term, to (i) advertise the availability of the Leased Premises for sale or reletting and to erect upon the Leased Premises signs indicating such availability and (ii) show the Leased Premises to prospective purchasers or tenants or their agents at such reasonable times as Landlord may select. Tenant may reasonably limit the extent of any such inspection so as to minimize disclosure by Tenant of following sums until paid in full: (1) all overdue installments of Basic Rent from the respective due dates thereof, provided that the Default Rate shall not be due on any installment not paid as a result of Initial Lender's failure to draw on the Letter of Credit pursuant to Paragraph 37(b) hereof, (2) all overdue amounts of Additional Rent relating to obligations which Landlord or Lender shall have paid on behalf of Tenant, beginning five (5) Business Days after notice of payment thereof by Landlord or Lender, and (3) all other overdue amounts of Additional Rent, from the date when any such amount becomes overdue.

          (b) Subject to any specific provisions of this Lease to the contrary, Tenant shall pay and discharge (i) any Additional Rent referred to in Paragraph 7(a)(i) when the same shall become due, provided that amounts which are billed to Landlord, Lender or any third party, but not to Tenant, shall be paid within ten (10) days after Landlord's or Lender's written demand for payment thereof, and (ii) any other Additional Rent, within fifteen (15) days following Landlords demand for payment thereof. At the time Landlord makes demand for payment, Landlord shall furnish to Tenant reasonably detailed invoices or statements for all items of Additional Rent paid by Landlord or Lender.

          (c) Notwithstanding anything in this Paragraph 7 to the contrary, Tenant shall not be responsible for paying any costs of Landlord and/or any Lender incurred with respect to any sale, transfer, or financing of the Leased Premises by Landlord unless Tenant purchases the Leased Premises from Landlord pursuant to any provision of this Lease which requires Tenant to pay such costs.

     8.   NET LEASE; NON-TERMINABILITY.

          (a) This is a net lease and all Monetary Obligations shall be paid without notice or demand and without set-off, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense (collectively, a "SET-OFF").

          (b) Except as otherwise expressly provided herein, this Lease and the rights of Landlord and the obligations of Tenant hereunder shall not be affected by any event or for any reason, including the followings (i) any damage to or theft, loss or destruction of any of the Leased Premises, (ii) any Condemnation,
(iii) the prohibition, limitation or restriction of Tenant's use of any of the Leased Premises, (iv) any eviction by paramount title or otherwise, (v) Tenant's acquisition of ownership of any of the Leased Premises other than pursuant to an express provision of this Lease, (vi) any default on the part of Landlord hereunder or under any Note, Mortgage, Assignment by Landlord or any other agreement, (vii) any latent or other defect in any of the Leased Premises,
(viii) the breach of any
pay (collectively, the "IMPOSITIONS"); provided, however, that nothing herein shall obligate Tenant to pay (A) income, excess profits or other taxes of Landlord (or Lender) which are determined on the basis of Landlord's (or Lender's) net income or net worth (unless and only to the extent that such taxes are in lieu of or a substitute for any other tax, assessment or other charge upon or with respect to the Leased Premises which, if it were in effect, would be payable by Tenant under the provisions hereof or by the terms of such tax, assessment or other charge), (B) any estate, inheritance, succession, gift or similar tax imposed on Landlord, (C) any capital gains tax imposed on Landlord in connection with the sale of the Leased Premises to any Person, (D) installments of principal and/or interest payable by Landlord on any Loan, (E) property management fees payable by Landlord or (F) increases in real estate taxes which result from a transfer of the Leased Premises during the first three
(3) years of the Initial Term or from a transfer of the Leased Premises at any time to any affiliate of Landlord or of Corporate Property AssociateS 11 Incorporated or Corporate Property Associates 12 Incorporated. If any Imposition may be paid in installments without interest or penalty, Tenant shall have the option to pay such Imposition in installments; in such event, Tenant shall be liable only for those installments which accrue or become due and payable during the Term. Tenant shall prepare and file all tax reports required by governmental authorities which relate to the Impositions. Tenant shall deliver to Landlord
(1) copies of all settlements and notices pertaining to the Impositions which may be issued by any governmental authority within ten (10) days after Tenant's receipt thereof, (2) receipts for payment of all taxes required to be paid by Tenant hereunder within thirty (30) days after the due date thereof and (3) receipts for payment of all other Impositions within ten (10) days after Landlord's request therefor.

          (b) At any time following the occurrence of a Monetary Event of Default or at any time following a draw on the Letter of Credit, Landlord shall have the right to require Tenant to pay to Landlord an additional monthly sum (each an "ESCROW PAYMENT") sufficient to pay the Escrow Charges (as hereinafter defined) as they become due on an annual basis and in the amounts actually payable. As used herein, "ESCROW CHARGES" shall mean real estate taxes on the Leased Premises or payments in lieu thereof and premiums on any property and general liability insurance required by this Lease. Landlord shall determine the amount of the Escrow Charges and of each Escrow Payment. If the Escrow Payments are held by Lender, the Escrow Payments may be commingled with other funds of Lender. If the Escrow Payments are held by Landlord, the Escrow Payments shall not be commingled with other funds of Landlord, shall be invested and interest thereon shall accrue to the benefit of Tenant. Landlord shall apply the Escrow Payments to the payment of the Escrow Charges in such order or priority as Landlord shall determine or as required by law. If at any time the

Violation exists in violation of Law or if Landlord is required to conduct a Site Assessment by any governmental agency or in order to monitor an existing Environmental Violation. Provided that no Monetary Event of Default shall have occurred and be continuing, Tenant shall have the right to consent to the selection of the Site Reviewers, which consent shall not be unreasonably withheld or delayed. If a Monetary Event of Default exists, Tenant shall not have any right to consent to the selection of the site Reviewers so long as the Site Reviewers shall be a nationally recognized firm of licensed engineers with an office in San Diego County, experienced in handling environmental matters in such county and who specialize in (i) conducting environmental site assessments to determine whether specific properties are in compliance with Environmental Laws and (ii) formulating, implementing and managing the remediation of the discharge or release of Hazardous Substances.

          (d) If an Environmental Violation occurs or is found to exist and, in Landlords reasonable judgment, the cost of remediation of the same is likely to exceed $500,000, Tenant shall provide to Landlord, within ten (10) days after Landlord's request therefor, reasonable financial assurances that Tenant will effect such remediation in accordance with applicable Environmental Laws. Such financial assurances shall not exceed the financial assurances that would be required by an applicable governmental agency.

          (e) Notwithstanding any other provision of this Lease, if an Environmental Violation occurs or is found to exist and the Term would otherwise terminate or expire, then, at the option of Landlord, the Term shall be automatically extended beyond the date of termination or expiration and this Lease shall remain in full force and effect beyond such date until the earlier to occur of (i) the completion of all remedial action in accordance with applicable Environmental Laws or (ii) the date specified in a written notice from Landlord to Tenant terminating this Lease.

          (f) Tenant shall notify Landlord immediately after becoming aware of any Environmental Violation (or receipt of formal notice of any alleged Environmental Violation) or noncompliance with any of the covenants contained in this Paragraph 10 and shall forward to Landlord immediately upon receipt thereof copies of all orders, reports, notices, permits, applications or other communications relating to any such violation or noncompliance.

          (g) All future leases, subleases or concession agreements relating to the Leased Premises entered into by Tenant shall require the other Person thereto to comply with all Environmental Laws with respect to its use and occupancy of the Leased Premises.

preservation and safety of the Leased Premises. Tenant shall promptly make all Alterations of every kind and nature, whether foreseen or unforeseen, which may be required to comply with the foregoing requirements of this Paragraph 12(a). Landlord shall not be required to make any Alteration, whether foreseen or unforeseen, or to maintain any of the Leased Premises or Adjoining Property in any way, and Tenant hereby expressly waives any right which may be provided for in any Law now or hereafter in effect to make Alterations at the expense of Landlord or to require Landlord to make Alterations. Any Alteration made by Tenant pursuant to this Paragraph 12 shall be made in conformity with the provisions of Paragraph 13.

          (b) Except for Permitted Encroachments, if any Improvement, now or hereafter constructed, shall (i) encroach upon any setback or any property, street or right-of-way adjoining the Leased Premises, (ii) violate the provisions of any restrictive covenant affecting the Leased Premises, (iii) hinder or obstruct any easement or right-of-way to which any of the Leased Premises is subject or (iv) impair the rights of others in, to or under any of the foregoing, Tenant shall, promptly after receiving notice or otherwise acquiring knowledge thereof, either (A) obtain from all necessary parties waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, hindrance, obstruction or impairment, whether the same shall affect Landlord, Tenant or both, or (B) take such action as shall be necessary to remove all such encroachments, hindrances or obstructions and to end all such violations or impairments, including, if necessary, making Alterations.

     13.  ALTERATIONS AND IMPROVEMENTS.

          (a) In addition to Alterations required by Paragraphs 12 and 17 Tenant shall have the right, without having to obtain the prior written consent of Landlord and Lender, to (i) make any Alterations to the Structures for a cost of not more than [INTENTIONALLY OMITTED] in any one instance, or (ii) install Building Systems Equipment in the Structures or accessions to the Building Systems Equipment the cost of which as to such Building Systems Equipment or series of related Building Systems Equipment, does not exceed [INTENTIONALLY OMITTED]. The consent of Landlord and Lender shall be required (A) if a Monetary Event of Default exists, or (B) if the Alterations (or a series of related Alterations) exceeds [INTENTIONALLY OMITTED], or (C) if Tenant desires to remove and not upgrade or replace during the Term any Tenant Improvements which had an initial cost in the aggregate in excess of [INTENTIONALLY OMITTED], or (D) if Tenant desires to construct upon the Land any additional Improvements, provided that, with respect to (C) and (D) above, such consent shall not be unreasonably withheld or delayed. In any event, the consent of Landlord and Lender will not be withheld on the basis of the type of Alterations (I.E., laboratory or office space) to be constructed.

     14.  PERMITTED CONTESTS.

          (a) Notwithstanding any other provision of this Lease, Tenant shall not be required to (a) pay any Imposition, (b) comply with any Legal Requirement, (c) discharge or remove any lien referred to any Paragraph of this Lease except Paragraph 21 or (d) take any action with respect to any encroachment, violation, hindrance, obstruction or impairment referred to in Paragraph 12(b) (such non-compliance with the terms hereof being hereinafter referred to collectively as "PERMITTED VIOLATIONS"), so long as at the time of such contest no Monetary Event of Default or Covenant Event of Default exists and so long an Tenant shall contest, in good faith, the existence, amount or validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord's liability therefor by appropriate proceedings which shall operate during the pendency thereof to prevent or stay (i) the collection of, or other realization upon, the Permitted Violation so contested, (ii) the sale, forfeiture or loss of any of the Leased Premixes or any Rent to satisfy or to pay any damages caused by any Permitted Violation, (iii) any interference with the use or occupancy of any of the Leased Premises, (iv) any interference with the payment of any Rent, (v) the cancellation or increase in the rate of any insurance policy or a statement by the carrier that coverage will be denied or
(vi) the enforcement or execution of any injunction, order or Legal Requirement with respect to the Permitted Violation.

          (b) Tenant shall provide Landlord security which is satisfactory, in Landlord's reasonable judgment, to assure that such Permitted Violation is corrected, including all Costs, interest and penalties that may be incurred or become due in connection therewith. If such security it in the form of a cash deposit, interest thereon shall accrue for the benefit of Tenant, and Landlord shall not commingle any such cash security provided by Tenant with other funds of Landlord. While any proceedings which comply with the requirements of this Paragraph 14 are pending and the required security is held by Landlord, Landlord shall not have the right to correct any Permitted Violation thereby being contested unless Landlord is required by law to correct such Permitted Violation and Tenants contest does not prevent or stay such requirement as to Landlord. Each such contest shall be promptly and diligently prosecuted by Tenant to a final conclusion, except that Tenant, so long as the conditions of this Paragraph 14 are at all times complied with, shall have the right to attempt to settle or compromise such contest through negotiations. Tenant shall pay any and all losses, judgments, decrees and Costs in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest and Costs thereof or in connection prompt notice of any such claim and Tenant is prejudiced as a result of Indemnitee's delay, Tenant shall not be obligated to indemnify Indemnitee to the extent Tenant is thereby prejudiced. Upon receipt of notice from any Indemnitee, Tenant shall, subject to the preceding sentence, resist or defend such action or proceeding by retaining counsel reasonably satisfactory to such Indemnitee, and such Indemnitee will cooperate and assist in the defense of such action or proceeding it reasonably requested so to do by Tenant. Any Indemnitee may retain separate counsel to represent Indemnitee, but only at such Indemnitee's sole cost and expense.

          (c) The obligations of Tenant under this Paragraph 15 shall survive any termination or expiration of this Lease.

     16.  INSURANCE.

          (a) Tenant shall maintain the following insurance on or in connection with the Leased Premises:

               (i) Insurance against physical loss or damage to the Improvements as provided under a standard "All Risk" property policy including but not limited to flood (if the Leased Premises are in a flood zone) and earthquake coverage. The amount of coverage shall not be less than the actual replacement cost of the Improvements, except for the Flood and Earthquake insurance which shall be provided with limits of $5,000,000 and $10,000,000 respectively. Such policies shall contain deductibles of not more than $100,000, except for Flood and Earthquake Insurance which shall have the customary deductibles reasonably available for such properties.

               (ii) Commercial General Liability Insurance against claims for personal and bodily injury, death or property damage occurring on, in or as A result of the use of the Leased Premises, in an amount not less than $10,000,000 per occurrence/annual aggregate, including but not limited to Garagekeepers Liability, Host Liquor Liability, and all other coverage extensions that are usual and customary for properties of this size and type.

               (iii) Worker's Compensation Insurance covering all of the Tenants employees for claims for death, disease or bodily injury that may be asserted against Tenant. In lieu of such Worker's Compensation Insurance, a program of self-insurance complying with the rules, regulations and requirements of the appropriate agency of the State.

               (iv) Comprehensive Boiler and Machinery Insurance including but not limited to Service Interruption, Expediting Expenses, Ammonia Contamination in an amount not less than $5,000,000 for damage to property resulting from such covered perils as found in a standard Comprehensive Boiler and Machinery proceeds are received by Landlord and Debt Rent received by Lender on behalf of Landlord. Each insurance policy referred to in clauses (i), (iv), (v) and (vi) of Paragraph 16(a) shall contain standard non-contributory mortgagee clauses in favor of and acceptable to Lender. Each policy required by any provision of Paragraph 16(a), except clause (iii) thereof, shall provide that it may not be canceled except after thirty (30) days' prior notice to Landlord and Lender. Each such policy shall also provide that any loss otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of the Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, (ii) the occupation or use of any of the Leased Premises for purposes more hazardous than those permitted by the provisions of such policy, (iii) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of the Mortgage, Note, Assignment by Landlord or other document evidencing or securing the Loan upon the happening of an event of default therein or (iv) any change in title to or ownership of any of the Leased Premises.

          (d) Tenant shall pay as they become due all premiums for the insurance required by Paragraph 16(a), shall renew or replace each policy and deliver to Landlord and Lender evidence of the payment of the full premium therefor or installment then due at least thirty (30) days prior to the expiration date of such policy, and Tenant shall deliver evidence of insurance acceptable to Landlord and Lender or, if requested by Landlord or Lender, certified copies of all policies required within thirty (30) days prior to the expiration date of such policy.

          (e) Anything in this Paragraph 16 to the contrary notwithstanding, any insurance which Tenant is required to obtain pursuant to Paragraph 16(a) may be carried under a "blanket" or umbrella policy or policies covering other properties or liabilities of Tenant. The amount of the total insurance allocated to the Leased Premises, which amount shall be not less than the amounts required pursuant to this Paragraph 16, shall be specified either (i) in each such "blanket" or umbrella policy or (ii) in a written statement, which Tenant shall deliver to Landlord, from the insurer thereunder.

          (f) Tenant shall promptly comply with and conform to (i) all provisions of each insurance policy required by this Paragraph 16 and (ii) all requirements of the insurers thereunder applicable to any of the Leased Premises or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Leased Premises, even if such compliance necessitates Alterations or results in interference with the use or enjoyment of any of the Leased Premises.

          (g) Tenant shall not carry separate insurance concurrent in form or contributing in the event of a Casualty all such claims equal to or in excess of Fifty Thousand Dollars ($50,000), and Landlord and Lender shall have the right to join with Tenant therein. Any adjustment, settlement or compromise of any such claim equal to or in excess of Fifty Thousand Dollars ($50,000) shall be subject to the prior written approval of Landlord and Lender, and Landlord and Lender shall have the right to prosecute or contest, or to require Tenant to prosecute or contest, any such claim, adjustment, settlement or compromise. Each insurer is hereby authorized and directed to make payment under said policies in excess of Fifty Thousand Dollars ($50,000), directly to Landlord or, If required by the Mortgage, to Lender Instead of to Landlord and Tenant jointly. Tenant hereby appoints each of Landlord and Lender as Tenant's attorneys-in-fact to endorse any draft for payments to be made to Landlord and/or Lender. Any payment of a Net Award of Fifty Thousand Dollars ($50,000) or less shall be paid directly to Tenant by the insurance company.

          (c) Tenant, immediately upon receiving a Condemnation Notice, shall notify Landlord and Lender thereof. If Landlord receives a Condemnation Notice, Landlord shall give Tenant and Lender prompt notice thereof. Except as specifically provided in the following sentence, Landlord and Lender are authorized to collect, settle and compromise, in their discretion (and, if no Monetary Event of Default exists, upon notice to Tenant), the amount of any Net Award. Provided that no Monetary Event of Default has occurred and is continuing, Tenant shall be entitled to participate with Landlord and Lender in any Condemnation proceeding or negotiations under threat thereof and to contest the Condemnation or the amount of the Net Award therefor. No agreement with any condemner in settlement or under threat of any Condemnation shall be made by Tenant without the written consent of Landlord and Lender. Subject to the provisions of this Paragraph 17(c), Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant is or may be entitled by reason of any Condemnation, whether the same shall be paid or payable for Tenant's leasehold interest hereunder or otherwise. Nothing in this Lease shall, however, impair Tenant's right to any award or payment on account of Tenant's Equipment, moving expenses or loss of business, if available, to the extent that and so long as (i) Tenant shall have the right to make, and does make, a separate claim therefor against the condemner and (ii) such claim does not in any way reduce either the amount of the award otherwise payable to Landlord for the Condemnation of Landlord's fee interest in the Leased Premises or the amount of the award (if any) otherwise payable for the Condemnation of Tenant's leasehold interest hereunder.

          (d) If any Partial Casualty (whether or not insured against) or Partial Condemnation shall occur, this Lease shall continue, notwithstanding such event, and there shall be no abatement or reduction of any Monetary Obligations, except as provided in Paragraph 17(e) and 19(c). Promptly after such Partial Casualty or Partial Condemnation, Tenant, as required in

          (b) An Early Termination Notice shall contain (i) notice of Tenant's intention to terminate this Lease on the first Basic Rent Payment Date (the "EARLY TERMINATION DATE") which occurs at least sixty (60) days after the date of receipt ("NOTICE RECEIPT DATE") by Landlord of the Early Termination Notice,
(ii) a binding and irrevocable offer of Tenant to pay the Early Termination Amount and (iii) if the Early Termination Event is an event described in Paragraph 18(a)(ii), the certification and covenants described in the foregoing Paragraph 18(a) and a certified resolution of the Board of Directors of Tenant authorizing the same (unless Tenant elects to pay an Early Termination Amount equal to [INTENTIONALLY OMITTED].

          (c) If Landlord shall reject such offer to terminate this Lease by written notice to Tenant (a "REJECTION"), which Rejection shall contain the written consent of Lender, not later than forty-five (45) days following the Notice Receipt Date, then this Lease shall terminate as of the Early Termination Date; provided, however, that, if Tenant has not satisfied all Monetary Obligations and all other obligations and liabilities under this Lease which have arisen on or prior to the Early Termination Date (collectively, "REMAINING OBLIGATIONS") on the Early Termination Date, then Landlord may, at its option, extend the date on which this Lease may terminate to a date which is no later than the first Basic Rent Payment Date after the Early Termination Date on which Tenant has satisfied all Remaining Obligations. Upon such termination (i) all obligations of Tenant hereunder shall terminate except for any Surviving Obligations, (ii) Tenant shall immediately vacate and shall have no further right, title or interest in or to any of the Leased Premises and (iii) the Net Award shall be retained by Landlord. Notwithstanding anything to the contrary hereinabove contained, if Tenant shall have received a Rejection and, on the date when this Lease would otherwise terminate as provided above, Landlord shall not have received the full amount of the Net Award payable by reason of the applicable Early Termination Event due to any action by Tenant, then the date on which this Lease is to terminate automatically shall be extended to the first Basic Rent Payment Date after the receipt by Landlord of the full amount of the Net Award; provided, however, that, if Tenant has not satisfied all Remaining Obligations on such date, then Landlord may, at its option, extend the date on which this Lease may terminate to a date which is no later than the first Basic Rent Payment Date after such date on which Tenant has satisfied all such Remaining Obligations.

          (d) Unless Tenant shall have received a Rejection not later than the forty-fifth (45th) day following the Notice Receipt Date, Landlord shall be conclusively presumed to have accepted such offer. If such offer is accepted by Landlord then, on the Early Termination Date, Tenant shall pay to Landlord the Early Termination Amount and all Remaining Obligations and, if requested by Tenant, Landlord and Lender shall (i) convey to Tenant the Leased Premises or the remaining

               (v) the Restoration Fund shall be held in separate account and invested in any of the following investments and for such maturities as Landlord and Tenant shall agree: obligations of the United States, its agencies, or United States Government sponsored enterprises or obligations, the principal of and interest on which are guaranteed by the United States or its agencies or obligations of a state, a territory, or a possession of the United States, or any political subdivision of any of the foregoing or of the District of Columbia, which investment shall be graded in the highest three (3) mayor grades as determined by at least one (1) national rating service, or banker's acceptances, commercial accounts, certificates of deposit, or depository receipts issued by a bank, trust company, savings and loan association, savings bank, credit union or other financial institution whose deposits are, as appropriate, insured be the Federal Deposit Insurance Corporation or the National Credit Union Administration or any successor entity, which investment shall be rated at the time of purchase within the two (2) highest classifications established by at least one (1) national rating service, and which matures within one hundred eighty (180) days; and

               (vi) such other reasonable conditions as Landlord or Lender may impose.

          (b) Prior to commencement of restoration and at any time during restoration, if the estimated cost of completing the restoration work free and clear of all liens, as determined by Landlord, exceeds the amount of the Net Award available for such restoration, the Tenant shall provide to Landlord and Lender assurances reasonably satisfactory to Landlord and Lender of the availability of funds necessary to complete such restoration work. Any sums deposited by Tenant in the Restoration Fund which remain in the Restoration Fund upon completion of restoration shall be refunded to Tenant. For purposes of determining the source of funds with respect to the disposition of funds remaining after the completion of restoration, the Net Award shall be deemed to be disbursed prior to any amount added by Tenant.

          (c) If any sum remains in the Restoration Fund after completion of the restoration and any refund to Tenant pursuant to Paragraph 19(b), such sum (the "REMAINING SUM") shall be retained by Landlord or, if required by a Note or Mortgage, paid by Landlord to a Lender. If the Remaining Sum is (i) retained by Landlord, that portion of each installment of Basic Rent payable on or after the Retention Date shall be reduced by the amount, if any, of the Remaining Sum not required to be paid to Lender, or (ii) paid to Lender, then each installment of Basic Rent thereafter payable shall be reduced in the same amount as payments are reduced under any Note if the Loan corresponding to such Note is reamortized to reflect such payment, in each case until such Remaining Sum has been applied in full or until the Term has expired, whichever occurs first. Upon the expiration

                    (A) its credit history;

               (B) its capital structure, net worth and unsecured senior debt rating;

                    (C) its management and real estate management record;

                    (D) its operating history;

                    (E) its intended use of the Leased Premises; and

                    (F) other factors associated with the proposed assignee's business as it relates to the use of the Leased Premises, including potential environmental concerns and liabilities.

               (ii) In exercising its right of approval under this Paragraph 21(c) with respect to a sublease which is not a Preapproved Sublet, Landlord shall limit its consideration to whether or not the proposed sublessee, by virtue of its business, is significantly more likely to expose the Leased Premises to a higher risk of Environmental Violation than Tenant in Tenant's use of the Leased Premises prior to the date of such subletting.

          (d) Any Preapproved Assignee or other assignee under any assignment to which Landlord has consented shall expressly assume all the obligations of Tenant hereunder pursuant to a written instrument delivered to Tenant at the time of such assignment. In addition, within ten (10) days after execution of any assignment, Tenant shall deliver to Landlord and Lender a conformed copy thereof.

          (e) No sublease or assignment entered into in accordance with the provisions of this Paragraph 21 shall or reduce any obligations of Tenant or rights of Landlord hereunder, and all obligations of Tenant hereunder shall continue in full effect as the obligations of a principal and not a guarantor or surety, as though no subletting or assignment had been made.

          (f) With respect to any Preapproved Assignment or Preapproved Sublet, Tenant shall provide to Landlord information reasonably required by Landlord to establish that any proposed Preapproved Assignment or Preapproved Sublet satisfies the criteria set forth above, it being agreed that Tenant shall not be obligated to disclose to Landlord any confidential or proprietary information.

          (g) As of the date hereof, portions of the Structures are subject to certain leases ("EXISTING LEASES") described in EXHIBIT "F". Tenant covenants and agrees that it has provided writing the obligations of Landlord hereunder and Third Party Purchaser and Landlord notify Tenant in writing of such transfers. At the request of Landlord, Tenant will execute such documents confirming the agreement referred to above and such other agreements as Landlord may reasonably request, provided that such agreements do not increase the liabilities and obligations of Tenant hereunder.

     22.  EVENTS OF DEFAULT.

     (a) The occurrence of any one or more of the following (after expiration of any applicable cure period as provided in Paragraph 22(c)) shall, at the sole option of Landlord, constitute an "EVENT OF DEFAULT" under this Lease:

          (i) Subject to the provisions of Paragraph 29(a), a failure by Tenant to make any payment of any Monetary Obligation, regardless of the reason for such failure;

          (ii) Subject to the provisions of Paragraph 14, a failure by Tenant duly to perform and observe, or a violation or breach of, any other provision hereof in any material respect not otherwise specifically mentioned in this Paragraph 22(a); provided, however, that any failure to provide the insurance required by Paragraph 16 (except earthquake and flood insurance if such coverages are not available in the Southern California area) or any uncured Environmental Violation with respect to the Leased Premises shall be deemed to be material;

          (iii) any representation or warranty made by Tenant herein or in any certificate, demand or request made pursuant hereto proves to be incorrect, now or hereafter, in any material respect;

          (iv) a default beyond any applicable cure period by Tenant in any payment of principal or interest on any obligations for borrowed money having an original principal balance of $10,000,000 or more in the aggregate, or in the performance of any other provision contained in any instrument under which any such obligation is created or secured (including the breach of any covenant thereunder), if an effect of such default is to cause, or permit any Person to cause, such obligation to become due prior to its stated maturity;

          (v) a default by Tenant beyond any applicable cure period in the payment of rent or any other monetary obligation under any other leases in the United States with rental obligations over the terms thereof of $5,000,000 or more in the aggregate;

          (vi) a final, non-appealable judgment or judgments for the payment of money in excess of $15,000,000 in the aggregate shall be rendered against Tenant and the same

          (xv) an Event of Default (as defined in the Construction Management Agreement) shall exist under the Construction Management Agreement beyond any applicable cure period;

          (xvi) Tenant shall fail to restore any amounts drawn under the Letter of Credit within one hundred twenty (120) days following the date of such draw or shall fail to deliver to Landlord any Letter of Credit required under Paragraph 29 within the applicable time period specified therein; or

          (xvii) The Initial Lender shall draw all of the Letter of Credit following the occurrence of any of the events set forth in Paragraph 37(a)(i),
(ii), (iii), (iv) or (v).

          (b) No notice or cure period shall be required in any one or more of the following events:

               (A) the occurrence of an Event of Default under clause (i) (except as otherwise set forth below), (iii), (iv), (v), (vi), (vii), (viii),
(ix), (x), (xi), (xii), (xiii), (xiv), (xv), (xvi) or (xvii) of Paragraph 22(a); or

               (B) the default consists of a failure to provide any insurance required by Paragraph 16 except for the failure to provide earthquake or flood insurance if the same is not available or an assignment or sublease entered into in violation of Paragraph 21; or

               (C) the default is such that any delay in the exercise of a remedy by Landlord would reasonably be expected to cause irreparable harm to Landlord.

          (c) If the default consists of the failure to pay any Monetary Obligation under clause (i) of Paragraph 22(a), the applicable cure period shall be five (5) Business Days from the date on which notice is given, but Landlord shall not be obligated to give notice of, or allow any cure period for, any such default more than twice during the Term. Subject to the limitation set forth in the following sentence, if the default consists of a default under clause (ii) of Paragraph 22 (a), other than the events specified in clauses (B) and (C) of Paragraph 22(b), the applicable cure period shall be thirty (30) days from the date on which notice is given or, if the default cannot be cured within such thirty (30) day period and delay in the exercise of a remedy would not (in Landlord's reasonable judgment) cause any material adverse harm to Landlord or any of the Leased Premises, the cure period shall be extended for the period required to cure the default (but such cure period, including any extension, shall not in the aggregate exceed sixty (60) days, provided that Tenant shall commence to cure the default within the said thirty-day period and shall actively, diligently and in good faith proceed with and continue the curing of such default. Notwithstanding anything in this rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Leased Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession.

          (d) If Landlord elects, pursuant to Paragraph 23(b), to terminate this Lease upon a default by Tenant, Landlord may collect from Tenant damages computed in accordance with the following provisions in addition to Landlord's other remedies under this Lease:

               (i) the worth at the time of award of any unpaid Rent which has been earned at the time of such termination; plus

               (ii) the worth at the time of award of the amount by which any unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

               (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, plus

               (iv) any other Cost necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom including, without limitation, brokerage commissions, the cost of repairing and reletting the Leased Premises and reasonable attorneys' fees; plus

               (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable state law. Damages shall be due and payable from the date of termination.

          For the purposes of clauses (i) and (ii) of this paragraph, the "worth at the time of awards shall be computed by adding interest at the Default Rate (as specified in Paragraph 7(a)(iv)) to the past due Rent, For the purposes of clause (iii) of this Paragraph 23(d), the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%).

          (e) If, in the Event of a Default by Tenant, Landlord elects to keep the Lease in effect, Landlord may, to the extent permitted by applicable Law, declare by notice to Tenant the entire Basic Rent (in the amount of Basic Rent then in effect) for the remainder of the then current Term to be immediately due and payable. Tenant shall immediately pay to Landlord all such

          (i) Landlord shall not be required mitigate any of its damages hereunder unless required to by applicable Law. If any Law shall validly limit the amount of any damages provided for herein to an amount which is less than the amount agreed to herein, Landlord shall be entitled to the maximum amount available under such Law.

          (j) No termination of this Lease, repossession or reletting of the Leased Premises, exercise of any remedy or collection of any damages pursuant to this Paragraph 23 shall relieve Tenant of any Surviving Obligations.

          (k) WITH RESPECT TO ANY REMEDY OR PROCEEDING OF LANDLORD HEREUNDER, TENANT WAIVES ANY RIGHT TO A TRIAL BY JURY.

          (l) Upon the occurrence of any Event of Default, Landlord shall have the right (but no obligation) to perform any act required of Tenant hereunder and, if performance of such act requires that Landlord enter the Leased Premises, Landlord may enter the Leased Premises for such purpose.

          (m) No failure of Landlord (i) to insist at any time upon the strict performance of any provision of this Lease or (ii) to exercise any option, right, power or remedy contained in this Lease shall be construed as a waiver, modification or relinquishment thereof. A receipt by Landlord of any sum in satisfaction of any Monetary Obligation with knowledge of the breach of any provision hereof shall not be deemed waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in a writing signed by Landlord.

          (n) Tenant hereby waives and surrenders, for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future Law to redeem any of the Leased Premises or to have a continuance of this Lease after termination of this Lease or of Tenant's right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future Law which exempts property from liability for debt or for distress for rent.

          (o) Except as otherwise provided herein, all remedies are cumulative and concurrent and no remedy is exclusive of any other remedy. Each remedy may be exercised at any time an Event of Default has occurred and is continuing and may be exercised from time to time. No remedy shall be exhausted by any exercise thereof.

     24. NOTICES. All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Lease shall be in writing and shall be deemed to have been given for all purposes when delivered in person or any damage caused by such removal. Property of Tenant or such third party not so removed shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Leased Premises, The cost of removing and disposing of such property and repairing any damage to any of the Leased Premises caused by such removal shall be paid by Tenant to Landlord upon demand. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any such property which becomes the property of Landlord pursuant to this Paragraph 26.

     27. NO MERGER OF TITLE. There shall be no merger of the leasehold estate created by this Lease with the fee estate in any of the Leased Premises by reason of the fact that the same Person may acquire or hold or own, directly or indirectly, (a) the leasehold estate created hereby or any part thereof or interest therein and (b) the fee estate in any of the Leased Premises or any part thereof or interest therein, unless and until all Persons having any interest in the interests described in clauses (a) and (b) above which are sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

     26.  BOOKS AND RECORDS. Tenant shall furnish Landlord with the following:

          (i) An soon as available and in any event within sixty (60) days after the end of each quarterly accounting period in each fiscal year of Tenant (with the exception of the last quarter), Tenant shall furnish copies of a consolidated balance sheet of Tenant and its consolidated affiliates as of the last day of such quarterly accounting period, and copies of the related consolidated statements of income and of changes in shareholders' equity and in financial position of Tenant and its consolidated affiliates for such quarterly accounting period and for the elapsed portion of the current fiscal year ended with the last day of such quarterly accounting period. All such statements shall be prepared in accordance with GAAP (except that interim quarterly financials are not required to include notes) and, if Tenant ceases to be a publicly traded company, certified as complete and correct in all material respects by the chief financial officer of Tenant (subject to year-end audit adjustments).

          (ii) As soon as available and in any event within one hundred twenty
(120) days after the end of each fiscal year of Tenant, Tenant shall furnish copies of a consolidated balance sheet of Tenant and its consolidated Affiliates as of the end of such fiscal year, and copies of the related consolidated statements of income and of changes in shareholders' equity and in financial position of Tenant and its consolidated affiliates for such fiscal year. All such statements shall be in reasonable detail and with appropriate notes, if any, and be prepared in accordance with GAAP and state in comparative form payment by Tenant of the Rent and all other charges or payments to be paid hereunder and the performance of the covenants and obligations contained herein, and the Letter of Credit shall be renewed at least thirty (30) days prior to any expiration thereof. In addition to its other rights and remedies under the Letter of Credit, Landlord shall have the right to draw on the Letter of Credit to pay any installment of Basic Rent not paid within three (3) Business Days after the due date thereof, and, with respect to the first three (3) (but in no event more than three (3)) such draws so long as the Letter of Credit remains in effect and Tenant replenishes any amount drawn under the Letter of Credit within one hundred twenty (120) days (but in any event at least thirty (30) days prior to the expiration thereof) after such draw no Event of Default shall exist by reason of any such draw.

[THE REMAINDER OF THIS PARAGRAPH INTENTIONALLY OMITTED]. 30. NON-RECOURSE AS TO LANDLORD.

          (a) Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Leased Premises and not against any other assets, properties or funds of (a) Landlord or any party thereof, (b) any director, officer, general partner, shareholder, limited partner, employee or agent of Landlord or any general partner of Landlord, GENA:11 or GENA:12 or any of its general partners (or any legal representative, heir, estate, successor or assign of any thereof), (c) any predecessor or successor partnership or corporation (or other entity) of Landlord or any of its general partners, shareholders, officers, directors, employees or agents, either directly or through Landlord or its general partners, shareholders, officers, directors, employees or agents or any predecessor or successor partnership or corporation (or other entity), or
(d) any other Person (including Carey Property Advisors, Carey Fiduciary Advisors, Inc., W. P. Carey & Co. Inc., and any Person affiliated with any of the foregoing, or any director, officer, employee or agent of any thereof); provided, however, that Landlord shall at all times maintain an "EQUITY INTEREST" (as defined below) in the Leased Premises of at least the lesser of
(1) twenty percent (20%) of the Fair Market Value of the Leased Premises or (2) Landlord's Cash Contribution ("LANDLORD'S MINIMUM EQUITY"). If Landlord fails to maintain Landlord's Minimum Equity, the provisions of this Paragraph 30 limiting Tenant's right to recover damages from the Leased Premises as provided above shall cease to be of any force or effect and Tenant shall have the right to recover damages from any and all assets of Landlord. The term "EQUITY INTERESTS" shall mean the difference between the Fair Market Value of the Leased Premises and the then outstanding principal amount of all Mortgages placed on the Leased Premises by Landlord. For purposes of this definition of Equity Interest, during the first five (5) years of the Term the Fair Market Value of the Leased Premises shall be equal to the Project Cost. In the event that

          32. SUBORDINATION. Subject to the provisions of Paragraph 31(a), this Lease and Tenant's interest hereunder shall be subordinate to any Mortgage or other security instrument hereafter placed upon the Leased Premises by Landlord, and to any and all advances made or to be made thereunder, to the interest thereon, and all renewals, replacements and extensions thereof, provided that the holder of any such Mortgage or other security instrument enters into a subordination, non-disturbance and attornment agreement with and reasonably satisfactory to Tenant which recognizes this Lease and all Tenant's rights hereunder unless and until (i) an Event of Default exists or (ii) Landlord shall have the right to terminate this Lease pursuant to any applicable provision hereof.

          33.  FINANCIAL COVENANTS.  [INTENTIONALLY OMITTED].

          34. TAX TREATMENT REPORTING. Landlord and Tenant each acknowledge that each shall treat this transaction as true lease for state law purposes and shall report this transaction as a true lease for Federal income tax purposes. For Federal income tax purposes each shall report this Lease with Landlord as the owner of the Leased Premises, including the Building Systems Equipment, and Tenant as the lessee of the Leased Premises and Building Systems Equipment, including: (1) treating Landlord as the owner of the property eligible to claim depreciation deductions under Section 167 or 168 of the Internal Revenue Code of 1986 (the "CODE") with respect to the Leased Premises and the Building Systems Equipment, (2) Tenant reporting its Rent payments as rent expense under Section 162 of the Code, and (3) Landlord reporting the Rent payments as rental income.

          35.  RIGHT OF FIRST REFUSAL. [INTENTIONALLY OMITTED].

          36.  FINANCING MAJOR ALTERATIONS.  [INTENTIONALLY OMITTED].

          37.  INITIAL LENDER RIGHTS RE: LETTER OF CREDIT. [INTENTIONALLY
OMITTED].

          38.  MISCELLANEOUS.

          (a) The paragraph headings in this Lease are used only for convenience of reference and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease.

          (b) As used in this Lease, the singular shall include the plural and any gender shall include all genders as the context requires and the following words and phrases shall have the following meanings: (i) "including" shall mean "including without limitation"; (ii) "provisions" shall mean "provisions, terms, agreements, covenants and/or conditions"; (iii) "lien" successors and assigns. If there is more than one Tenant, the obligations of each shall be joint and several.

          (h) If any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          (i) This Lease shall be governed by and construed and enforced in accordance with the Laws of the State.

          IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed under seal as of the day and year first above written.

                                   LANDLORD:

                                   GENA PROPERTY COMPANY, a
                                   California partnership

ATTEST:                            By:  GENA (CA) QRS 11-25, INC.,
                                        a general partner

By:                                By:
   ----------------------------       -------------------------------
   Title: Assistant Secretary         Title: Executive Vice President

[Corporate Seal]

ATTEST:                            By:  GENA (CA) QRS 12-1, INC.,
                                        a general partner

By:                                By:
   ----------------------------       -------------------------------
   Title: Assistant Secretary         Title: Executive Vice President

[Corporate Seal]

                                   TENANT:

ATTEST:                            GENSIA, INC.,
                                   a Delaware corporation

By:                                By:
   ----------------------------       -------------------------------
   Title: Vice President              Title: President

                                      EXHIBIT A

                              LEGAL DESCRIPTION OF LAND

     The Land is located In the City of Son Diego, County of San Diego, State of California and is more particularly described as follows:

PARCEL A:

LOTS 1 AND 3 OF NEXUS TECHNOLOGY CENTRE UNIT NO. 1, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 11876, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, AUGUST 7, 1987.

PARCEL B:

NON-EXCLUSIVE EASEMENTS FOR VEHICULAR AND PEDESTRIAN INGRESS AND EGRESS ON AND OVER DESIGNATED PEDESTRIAN AND VEHICULAR TRAFFIC CIRCULATION PATTERNS NOW EXISTING OR CREATED, INCLUDING WITHOUT LIMITATIONS, ALL DRIVEWAYS, ROAD, STREETS, WALKWAYS, SIDEWALKS AND SURFACE PARTING AREAS; FOR PARKING ON AND ACROSS ALL SURFACE PARKING AREAS DESIGNATED FOR PARKING BY STRIPPING OR OTHER MEANS; FOR PRIVATE AND COMMON UTILITIES AND INCIDENTAL THERETO; AND TEMPORARY EASEMENTS FOR CONSTRUCTION PURPOSES, AS SET FORTH, DESCRIBED, CREATED AND CONVEYED IN THAT CERTAIN DOCUMENT ENTITLED "RECIPROCAL EASEMENT AGREEMENT" BY AND BETWEEN GENSIA, INC., A DELAWARE CORPORATION AND GENA PROPERTY COMPANY, A CALIFORNIA GENERAL PARTNERSHIP, RECORDED ON DECEMBER __, 1993 AS INSTRUMENT NO. ___________________, IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, CALIFORNIA.

                                      EXHIBIT C

                          SCHEDULE OF PERMITTED ENCUMBRANCE

                                      EXHIBIT E

                             TENANT'S FINANCIAL COVENANTS

                                 [INTENTION OMITTED]

                                      EXHIBIT G

                              [Form of Letter of Credit]

                               [INTENTIONALLY OMITTED]

Rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

     10. To the best of the knowledge of the undersigned, based on reasonable injury, Tenant has no defense as to its obligations under the Lease and claims no set-off or counterclaim against Landlord.

     11. To the best knowledge of the undersigned, there are no defaults on the part of Landlord or Tenant under the Lease, and there are no events currently existing (or with the passage of time, giving of notice or both, which would exist) which give Tenant the right to cancel or terminate the Lease.

     12. Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies, except as provided in the Lease.

     13. There are no actions, whether voluntary or otherwise, pending against the undersigned or any guarantor of the undersigned's obligations under the Lease pursuant to the bankruptcy or insolvency laws of the United States or any state thereof.

     14. It is Tenant's understanding that the present Landlord of the Premises is __________________________________________
____________________________.

     15.  Tenant Is address for notices under the terms of the
Lease is: _________________________________________________
________________________________________________________.

     16. Tenant hereby acknowledges that Lender intends to make a loan to Landlord for _______________________________________, that Landlord intends to assign the Lease to Lender in connection with such financing, and that Lender is relying upon the representations herein made in funding such loan. Upon such assignment and upon written request from Lender, Tenant agrees to send all rents, payments and other amounts due under the Lease and assigned to Lender pursuant to said financing to such address as may be indicated in writing by Lender to Tenant. Tenant agrees that no modification, adjustment, revision, cancellation or renewal of the Lease or amendments thereto shall be effective unless the written consent of Lender is obtained. Tenant has not received any notice of any other sale, pledge, transfer or assignment of the Lease or of the rentals thereunder by Landlord.

     17. Tenant shall deliver to Lender a copy of all notices of default or termination served on or received from Landlord.

     18. Lender is hereby given the right to cure Landlord's defaults under the Lease within thirty (30) days, after receipt of written notice by the undersigned of Landlords failure so to

                                     EXHIBIT "B"

                                    DEMISING PLAN

                                   [To Be Attached]



                                      [DIAGRAM]

                        AMENDMENT NO. 1 TO SUBLEASE AGREEMENT
                            AND FURNITURE RENTAL AGREEMENT


     This AMENDMENT NO. 1 TO SUBLEASE AGREEMENT AND FURNITURE RENTAL AGREEMENT (this "Amendment") is made as of October 31, 1996 by and between GENSIA, INC., a Delaware corporation ("Sublandlord"), and COLLATERAL THERAPEUTICS, INC., a California corporation ("Subtenant").

                                       RECITALS

     A. Sublandlord and Subtenant are currently parties to that certain Sublease Agreement dated as of June 15, 1995 (the "Sublease") and that certain Furniture Rental Agreement of even date therewith (the "Furniture Rental Agreement"), covering certain premises (the "Sublease Premises") located at 9360 Towne Centre Drive, Suite 230, San Diego, California 92122, as more particularly described in the Sublease and the Furniture Rental Agreement, as applicable. All defined terms used in this Amendment, unless otherwise indicated herein, shall have the meanings ascribed to them in the Sublease and the Furniture Rental Agreement, as applicable.

     B. Sublandlord and Subtenant wish to hereby modify certain terms and provisions under the Sublease and the Furniture Rental Agreement, as applicable, and are executing this Amendment to effectuate said modifications.

                                      AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants hereafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   AMENDMENTS TO SUBLEASE. The Sublease is hereby amended as follows:

          a. TERM. The Sublease Expiration Date shall be December 31, 1997. Provided Subtenant is not in default under the Sublease at the time of the exercise thereof, Subtenant shall have one (1) option to extend the Sublease ("Option to Extend"). The Option to Extend shall be for an additional one (1) year period (the "Extension Period"). The Option to Extend shall be exercisable by Subtenant upon delivery of prior written notice (the "Exercise Notice") thereof to Sublandlord. The Exercise Notice shall be given not later than ninety
(90) days prior to the expiration of the Term. In the event Subtenant shall exercise the Option to Extend pursuant to the provisions set forth herein, the Term of the Sublease shall be extended by the Extension Period and the Sublease Expiration Date shall be deemed to be the expiration date of such extended Term of the Sublease. Such extended Term shall be on all the terms and conditions of the Sublease, as applicable.

          b.   TELEPHONE SYSTEM.  Notwithstanding the provisions of
Section 4(c)(ii) of the Sublease, Subtenant's use of Sublandlord's telephone/voice/data system in connection with Subtenant's sublease of the Sublease Premises shall automatically terminate effective January 1, 1997 and Subtenant shall have no right to any further use of such system from and after said date. Any replacement system which Subtenant desires to effect or install in the Sublease Premises shall be subject to Sublandlord's prior consent and shall comply with all requirements of the Sublease with respect to Subtenant's use and occupancy of the Sublease Premises.

          c. SIGNAGE. Notwithstanding the provisions of Section 6 of the Sublease, Subtenant may install one identification sign on the existing secondary monument sign (identified as approximately 28 inches x 70 inches in dimension) located on the exterior grounds of the Master Premises approximately 100 feet west of the main monument sign located at the corner of Executive Drive and Towne Centre Drive. The size, location and appearance of such sign. shall be subject to the prior approval of Sublandlord in its sole discretion. Subtenant shall be responsible for all costs and necessary government approvals with respect to such sign. The provisions of Section 6 of the Sublease shall govern Subtenant's obligations to maintain and remove the sign and Subtenant shall have no right to modify said sign as approved by Sublandlord without the further consent of Sublandlord thereto.

          d. PARKING. Notwithstanding the provisions of Section 7 of the Sublease, Subtenant shall be entitled to the use of twenty (20) parking spaces, on a non-reserved basis, with respect to its use and occupancy of this Sublease Premises. Subtenant's use of such spaces shall be subject to all other provisions of Section 7 of the Sublease.

     2. AMENDMENTS TO FURNITURE RENTAL AGREEMENT. The Furniture Rental Agreement is hereby amended to provide that an additional eight (8) cubicles shall be included within the terms of the Furniture Rental Agreement as Furniture. The Rental Fee shall be increased to the aggregate amount of $990.18 per month. Such cubicles shall be of a size, nature and condition as those that are currently subject to the Furniture Rental Agreement and located in the Sublease Premises. Subtenant as "Lessee" under the Furniture Rental Agreement, hereby reaffirms and reacknowledges each and every representation, warranty, waiver and indemnity obligation set forth in the Furniture Rental Agreement.

     3. EFFECT OF AMENDMENT. Except as expressly amended under this Amendment, all provisions of the Sublease and the Furniture

Rental Agreement, as applicable, shall remain in full force and effect. In the event of any conflict between this Amendment and the Sublease and the Furniture Rental Agreement, as applicable, this Amendment shall control to the extent of such conflict.

     4. ENTIRE AGREEMENT. This Amendment constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and the final, complete and exclusive expression of the terms and conditions thereof. All prior agreements, representations, negotiations and understandings of the parties hereto, oral or written, express or implied, are hereby superseded and merged herein. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same binding agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to Sublease Agreement and Furniture Rental Agreement as of the date first written above.

                                        SUBLANDLORD:

                                        GENSIA, INC., a Delaware corporation

                                        By: /s/ illegible
                                           ---------------------------------
                                        Its: VP Finance
                                            --------------------------------


                                        SUBTENANT:

                                        COLLATERAL THERAPEUTICS, INC.,
                                        a California corporation

                                        By: /s/ Christopher Reinhard
                                           -------------------------------------
                                        Its: Chief Operating & Financial Officer
                                            ------------------------------------

                        AMENDMENT NO. 2 TO SUBLEASE AGREEMENT
                            AND FURNITURE RENTAL AGREEMENT

     This AMENDMENT NO. 2 TO SUBLEASE AGREEMENT AND FURNITURE RENTAL AGREEMENT (this "Amendment") is made as of November _, 1996 by and between GENSIA, INC., a Delaware corporation ("Sublandlord") and COLLATERAL THERAPEUTICS, INC., a California corporation ("Subtenant").

                                       RECITALS

     A. Sublandlord and Subtenant are currently parties to that certain Sublease Agreement dated as of June 15, 1995 (the "Sublease") and that certain Furniture Rental Agreement of even date therewith (the "Furniture Rental Agreements"), each as amended pursuant to a certain Amendment No. 1 to Sublease Agreement and Furniture Rental Agreement dated as of October 31, 1996, covering certain premises (the "Sublease Premises") located at 9360 Towne Centre Drive, Suite 230, San Diego, California 92122, as more particularly described in the Sublease and the Furniture Rental Agreement, as applicable. All defined terms used in this Amendment, unless otherwise indicated herein, shall have the meanings ascribed to them in the Sublease and the Furniture Rental Agreement, as applicable.

     B. Sublandlord and Subtenant wish to hereby modify certain terms and provisions under the Sublease and the Furniture Rental Agreement, as applicable, and are executing this Amendment to effectuate said modifications.

                                      AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants hereafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   AMENDMENTS TO SUBLEASE.  The Sublease is hereby amended as follows:

          a. INSURANCE. Subtenant shall be required to maintain comprehensive liability insurance in the minimum policy amount of $1,000,000 under
Section 8(c) of the Sublease. All other insurance requirements of Subtenant under the Sublease shall remain in full force and effect.

     2. EFFECT OF AMENDMENT. Except as expressly amended under this Amendment, all provisions of the Sublease and the Furniture Rental Agreement, as applicable, shall remain in full force and effect. In the event of any conflict between this Amendment and the Sublease and the Furniture Rental Agreement, as applicable, this Amendment shall control to the extent of such conflict.

     3. ENTIRE AGREEMENT. This Amendment constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and the final, complete and exclusive expression of the terms and conditions thereof. All prior agreements, representations, negotiations and understandings of the parties hereto, oral or written, express or implied, are hereby superseded and merged herein. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same binding agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 to Sublease Agreement and Furniture Rental Agreement as of the date first written above.

                                        SUBLANDLORD:

                                        GENSIA, INC., a Delaware corporation

                                        By: /s/ illegible
                                           ---------------------------------
                                        Its: VP Finance
                                            --------------------------------


                                        SUBTENANT:

                                        COLLATERAL THERAPEUTICS, INC.,
                                        a California corporation


                                        By: /s/ Kathy Rooney
                                           ---------------------------------
                                        Its: VP Administration
                                            --------------------------------

                        AMENDMENT NO. 3 TO SUBLEASE AGREEMENT
                            AND FURNITURE RENTAL AGREEMENT

     This AMENDMENT NO. 3 TO SUBLEASE AGREEMENT AND FURNITURE RENTAL AGREEMENT (this "Amendment") is made as of May 11, 1998 by and between GENSIA SICOR INC., a Delaware corporation ("Sublandlord") and COLLATERAL THERAPEUTICS, INC., a California corporation ("Subtenant").

                                       RECITALS

     A. Sublandlord and Subtenant are currently parties to that certain Sublease Agreement dated as of June 15, 1995 (the "Sublease") and that certain Furniture Rental Agreement of even date therewith (the "Furniture Rental Agreement"), each as amended pursuant to a certain Amendment No. 1 to Sublease Agreement and Furniture Rental Agreement dated as of October 31, 1996, and a certain Amendment No. 2 to Sublease Agreement and Furniture Rental Agreement dated as of November 1, 1996, covering certain premises (the "Sublease Premises") located at 9360 Towne Centre Drive, Suite 230, San Diego, California 92121, as more particularly described in the Sublease and the Furniture Rental Agreement, as applicable. All defined terms used in this Amendment, unless otherwise indicated herein, shall have the meanings ascribed to them in the Sublease and the Furniture Rental Agreement, as applicable.

     B. Sublandlord and Subtenant wish to hereby modify certain terms and provisions under the Sublease and the Furniture Rental Agreement, as applicable, and are executing this Amendment to effectuate said modifications.

                                      AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants hereafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   AMENDMENTS TO SUBLEASE.  The Sublease is hereby amended as follows:

          a. EXPANSION OF SUBLEASED PREMISES. Effective as of May 11, 1998, the Sublease Premises shall be expanded to include the entirety of the space shown as cross-hatched on the attached Exhibit "A" and comprising in the aggregate 1426 rentable square feet of space (the "Expansion Area"). The Expansion Area shall be delivered to Subtenant in its "as-is" condition, without any obligation on the part of Sublandlord to prepare the Expansion Area for Subtenant's use or occupancy. Subtenant's use and occupancy of the Expansion Area shall be on all the terms and conditions of the Sublease, including payment of Base Rental therefor, for the remainder of the Term, at the rate specified in Paragraph l(b) below.

          b. MODIFICATION OF BASE RENTAL. Effective as of the date of this Amendment, monthly installments of Base Rental payable by Subtenant to Sublandlord with respect to the

Expansion Area shall be calculated at the rate of $1.80 per rentable square foot of the Expansion Area.

     2. EFFECT OF AMENDMENT. Except as expressly amended under this Amendment, all provisions of the Sublease and the Furniture Rental Agreement, as applicable, shall remain in full force and effect. In the event of any conflict between this Amendment and the Sublease and the Furniture Rental Agreement, as applicable, this Amendment shall control to the extent of such conflict.

     3. ENTIRE AGREEMENT. This Amendment constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and the final, complete and exclusive expression of the terms and conditions thereof. All prior agreements, representations, negotiations and understandings of the parties hereto, oral or written, express or implied, are hereby superseded and merged herein. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same binding agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 3 to Sublease Agreement and Furniture Rental Agreement as of the date first written above.

                                        SUBLANDLORD:
                                        -----------

                                        GENSIA SICOR INC.,
                                        a Delaware corporation

                                        By:  /s/ illegible
                                           ----------------------------
                                        Its:
                                            ---------------------------

                                        SUBTENANT:
                                        ---------

                                        COLLATERAL THERAPEUTICS, INC.,
                                        a California corporation

                                        By:/s/ Christopher Reinhard
                                           ----------------------------
                                        Its:      COO & CFO
                                            ---------------------------

                                 Collateral Expansion







                                      [PICTURE]